Investcorp Credit Management BDC, Inc. Reports Results for its Fiscal Fourth Quarter Ended June 30, 2020

Investcorp Credit Management BDC, Inc. (NASDAQ: ICMB) (“ICMB” or the “Company”) announced its financial results today for its fiscal fourth quarter ended June 30, 2020.

HIGHLIGHTS

•

ICMB made six investments, and funded under one revolving commitment, across four existing portfolio companies. During the quarter, these investments totaled $4.9mm. The weighted average yield of debt investments made in the quarter was 9.01%, inclusive of funding a revolving commitment.

•	The weighted average yield on debt investments, at cost, decreased 61 basis points to 9.58%, compared to 10.19% as of March 31, 2020.
•	Net asset value (“NAV”) decreased $0.36 per share (or 4.42%) to $7.79, compared to $8.15 as of March 31, 2020.
•	No investments were fully realized during the quarter.

Portfolio results, as of June 30, 2020:
Total assets	$296.8mm
Investment portfolio, at fair value	$270.6mm
Net assets	$108.1mm
Weighted average yield on debt investments, at cost	9.58%
Net asset value per share	$7.79
Portfolio activity in the current quarter:
Number of new investments	6
Total capital invested	$4.9mm
Proceeds from repayments, sales, and amortization	$5.1mm
Number of portfolio companies, end of period	38
Net investment income (NII)	$3.4mm
Net investment income per share	$0.25
Net decrease in net assets from operations	($2.5)mm
Net decrease in net assets from operations per share	($0.18)
Quarterly per share distribution paid on July 10, 2020	$0.18

Mr. Michael C. Mauer, the Company’s Chief Executive Officer, said “As the difficult environment that we are operating in continues we are focused on managing all of the investments in the portfolio. We are focused on our leverage and preservation of capital as well as positioning for the recovery.”

Our dividend framework provides a quarterly base dividend and is supplemented (when applicable) by additional dividends determined by the level of earnings on a net investment income basis relative to the base dividend level.

On August 26, 2020, the Company’s Board of Directors (the “Board”) declared a distribution for the quarter ending September 30, 2020 of $0.15 per share, payable on October 15, 2020, to stockholders of record as of September 25, 2020, and a supplemental distribution of $0.03 per share, payable on October 15, 2020, to stockholders of record as of September 25, 2020.

These distributions represent a 22.22% yield on the Company’s $3.24 share price as of market close on September 11, 2020. Distributions may include net investment income, capital gains and/or return of capital, however, the Company does not expect these distributions to be comprised of a return of capital. The tax status of distributions will be determined at the end of the taxable year.

Portfolio and Investment Activities

During the quarter, the Company made six investments in existing portfolio companies, and funded under one existing revolving commitment. The aggregate capital invested during the quarter totaled $4.9mm at cost, and investments were made at a weighted average yield of 9.01%.

The Company received proceeds of $5.1mm from repayments and amortization during the quarter.

The Company’s realized and unrealized gains and losses accounted for a decrease in the Company’s net investments of $5.9mm, or $0.43 per share. The total net decrease in net assets resulting from operations for the quarter was $2.5.mm or $0.18 per share.

As of June 30, 2020, the Company’s investment portfolio consisted of investments in 38 portfolio companies, of which 83.7% were first lien investments, 10.2% were second lien investments, 4.0% were unitranche loans, and 2.1% were equity, warrants, and other investments. The Company’s debt portfolio consisted of 99.5% floating rate investments and 0.5% fixed rate investments.

During the six months ended June 30, 2020, the Company’s portfolio was negatively affected by the economic uncertainty caused by the novel coronavirus (“COVID-19”) pandemic. The Company has closely monitored its portfolio companies throughout this period, including assessing portfolio companies’ operational and liquidity exposure and outlook. Though the magnitude of the impact remains to be seen, certain of the Company’s portfolio companies and, by extension, select operating results have been, and may continue to be, adversely impacted by the COVID-19 pandemic. For additional information about the COVID-19 pandemic and its potential impact on the Company’s results of operations and financial condition, please refer to the disclosure in the Company’s Form 10-K for the year ended June 30, 2020.

Capital Resources

As of June 30, 2020, the Company had $14.9mm in cash, $5.4mm in restricted cash and no capacity under its revolving credit facility with UBS AG, London Branch.

Subsequent Events

Subsequent to June 30, 2020 and through September 11, 2020, the Company invested $13.3mm in one existing portfolio company and two new portfolio companies, inclusive of funding a revolving commitment, and the Company received $18.9mm in repayments. As of September 11, 2020, the Company had 38 portfolio companies.

On August 26, 2020, the Board declared a distribution for the quarter ended September 30, 2020 of $0.15 per share payable on October 15, 2020 to stockholders of record as of September 25, 2020. In addition, the Board declared a supplemental distribution for the quarter ending September 30, 2020 of $0.03 per share, payable on October 15, 2020, to stockholders of record as of September 25, 2020.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Assets and Liabilities

	June 30, 2020	June 30, 2019
Assets
Non-controlled, non-affiliated investments, at fair value (amortized cost of $316,924,638 and $321,504,359, respectively)	$270,621,709	$306,390,993
Cash	14,876,444	19,706,281
Cash, restricted	5,417,118	6,589,901
Receivable for investments sold	1,576,730	820,332
Interest receivable	2,301,641	3,090,639
Payment-in-kind interest receivable	514,643	—
Deferred offering costs	—	121,922
Other receivables	1,135,563	—
Prepaid expenses and other assets	350,661	227,924

Total Assets	$296,794,509	$336,947,992

Liabilities
Notes payable:
Term loan	$102,000,000	$122,000,000
Revolving credit facility	30,000,000	11,026,670
2023 Notes payable	51,375,000	34,500,000
Deferred debt issuance costs	(1,042,497)	(2,000,262)

Notes payable, net	182,332,503	165,526,408
Payable for investments purchased	—	22,276,343
Dividend payable	2,499,360	3,404,923
Deferred financing costs payable	—	1,037,000
Income-based fees payable	707,796	545,991
Base management fees payable	1,196,937	—
Accrued provision for taxes	—	13,778
Interest payable	1,000,452	724,222
Directors’ fees payable	24,559	95,240
Accrued expenses and other liabilities	907,907	240,197

Total Liabilities	188,669,514	193,864,102

Commitments and Contingencies (Note 6)

Net Assets
Common stock, par value $0.001 per share (100,000,000 shares authorized, 13,885,335 and 13,619,690 shares issued and outstanding, respectively)	13,885	13,620
Additional paid-in capital	200,779,949	198,398,831
Distributable earnings (loss)	(92,668,839)	(55,328,561)

Total Net Assets	108,124,995	143,083,890

Total Liabilities and Net Assets	$296,794,509	$336,947,992

Net Asset Value Per Share	$7.79	$10.51

See notes to consolidated financial statements.

Investcorp Credit Management BDC, Inc. and Subsidiaries

Consolidated Statements of Operations

	For the Years ended June 30,
	2020	2019	2018
Investment Income:
Interest income	$28,485,264	$32,591,488	$28,691,187
Payment in-kind interest income	4,629,033	953,928	2,609,037
Dividend income	—	133,858	9,005,887
Payment in-kind dividend income	—	—	333,333
Other fee income	1,346,307	718,548	152,308

Total investment income	34,460,604	34,397,822	40,791,752

Expenses:
Interest expense	9,535,751	8,866,796	6,310,842
Base management fees	5,385,814	5,436,135	4,871,706
Income-based fees	832,472	1,720,707	3,932,710
Provision for tax expense	144,709	158,028	2,579,337
Professional fees	1,530,314	1,130,816	1,063,528
Allocation of administrative costs from advisor	1,402,422	1,354,247	1,198,397
Amortization of deferred debt issuance costs	135,262	781,508	695,470
Insurance expense	375,753	336,629	351,923
Directors’ fees	270,000	405,000	402,240
Custodian and administrator fees	373,034	285,799	295,032
Offering expense	433,089	207,000	186,513
Other expenses	483,488	719,547	455,645

Total expenses	20,902,108	21,402,212	22,343,343
Waiver of base management fees	(269,815)	—	—
Waiver of income-based fees	(336,971)	(503,229)	(527,224)

Net expenses	20,295,322	20,898,983	21,816,119

Net investment income	14,165,282	13,498,839	18,975,633

Net realized and unrealized gain/(loss) on investments:
Net realized gain (loss) from investments	(7,632,194)	(21,982,973)	(9,855,453)
Net change in unrealized appreciation (depreciation) in value of investments	(31,189,563)	(6,058,095)	6,505,300

Total realized and unrealized gain (loss) on investments	(38,821,757)	(28,041,068)	(3,350,153)

Net increase (decrease) in net assets resulting from operations	$(24,656,475)	$(14,542,229)	$15,625,480

Basic and diluted:
Net investment income per share	$1.03	$0.99	$1.39
Earnings per share	$(1.79)	$(1.07)	$1.14
Weighted average shares of common stock outstanding	13,741,743	13,630,661	13,689,823
Distributions paid per common share	$0.93	$1.00	$1.00

See notes to consolidated financial statements.

About Investcorp Credit Management BDC, Inc.

The Company is an externally-managed, closed-end, non-diversified management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940. The Company’s investment objective is to maximize the total return to its stockholders in the form of current income and capital appreciation through debt and related equity investments by targeting investment opportunities with favorable risk-adjusted returns. The Company seeks to invest primarily in middle-market companies that have annual revenues of at least $50mm and earnings before interest, taxes, depreciation and amortization of at least $15mm. The Company’s investment activities are managed by its investment adviser, CM Investment Partners LLC. To learn more about Investcorp Credit Management BDC, Inc., please visit www.icmbdc.com.

Forward-Looking Statements

Statements included herein in this press release may contain “forward-looking statements,” which relate to future performance or financial condition, are based upon current expectations and are inherently uncertain. Any such statements, other than statements of historical fact, are likely to be affected by other unknowable future events and conditions, including elements of the future that are or are not under the Company’s control and including the impact of COVID-19 and related changes in base interest rates and significant market volatility on our business, our portfolio companies, our industry and the global economy, and that the Company may or may not have considered; accordingly, such statements cannot be guarantees or assurances of any aspect of future performance. Statements other than statements of historical facts included in this press release may constitute forward-looking statements and are not guarantees of future performance or results and involve a number of assumptions, risks and uncertainties, which change over time. Actual results may differ materially from those anticipated in any forward-looking statements as a result of a number of factors, including those described from time to time in filings by the Company with the Securities and Exchange Commission. All forward-looking statements speak only as of the date of this press release. The Company undertakes no duty to update any forward-looking statement made herein except as required by law.

Contacts

Investcorp Credit Management BDC, Inc.

Investor Relations

Email: icmbinvestorrelations@investcorp.com

Phone: 212-257-5199